As filed with the Securities and Exchange Commission on February 11, 2022

Registration No. 333-238294

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PATRIOT TRANSPORTATION HOLDING, INC.

(Exact name of registrant as specified in its charter)

Florida	47-2482414
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 W. Forsyth St., 7th Floor Jacksonville, FL	32202
(Address of Principal Executive Offices)	(Zip Code)

Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan

(Full title of the plan)

Robert E. Sandlin

President & Chief Executive Officer

200 W. Forsyth St.

7th Floor

Jacksonville, FL 32202

(904) 396-5733

Copies to:

Daniel B. Nunn, Jr.

Nelson Mullins

50 North Laura Street, 41st Floor

Jacksonville, FL 32202

daniel.nunn@nelsonmullins.com

(Name and address of agent for service)

(904) 665- 3601

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐

  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (“Amendment”) to Registration Statement on Form S-8 is being filed by Patriot Transportation Holding, Inc. (“Registrant”) solely to correct clerical errors contained in the Second Amendment to the Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan (“Second Amendment”) that was filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-238294) filed with the Securities Exchange Commission (“Commission”) on May 15, 2020 (“Registration Statement”). The corrected Second Amendment is filed as Exhibit 4.6 to this Amendment.

In connection with the extraordinary dividend of $3.00 per share that was paid on January 30, 2020 to the Registrant’s shareholders of record as of the close of business on January 15, 2020, and pursuant to the Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan (“Plan”), the Board of Directors (i) adjusted certain awards under the Plan to preserve the economic intent of such awards, and (ii) authorized additional shares of Registrant’s Common Stock (“Shares”) to be available for the grant of awards under the Plan to reflect such adjustments. The Second Amendment that was filed with the Registration Statement understated the number of additional Shares authorized under the Plan (and the adjusted aggregate number of Shares subject to the Plan) by 52,282, which Shares reflect the adjustment to a stock appreciation right award that is payable in cash upon exercise. The Second Amendment filed herewith correctly states the number of additional Shares authorized under the Plan in connection with such award adjustments (201,159) and the adjusted aggregate number of Shares subject to the Plan following such adjustments (751,159). The 52,282 Shares underlying the stock appreciation right adjustment will remain unregistered.

Except as described herein, this Post-Effective Amendment No. 1 does not update, amend or modify any other information, statement or disclosure contained in the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statement on Form S-8 filed with the Commission on January 30, 2015 (File No. 333-201792) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

The following documents are hereby incorporated by reference into this Registration Statement:

a.

The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the Commission on December 14, 2021 (File No. 001-36605) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

sb.

All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (a) above, including the Company’s Current Report on Forms 8-K filed with the Commission on October 8, 2021 (File No. 001-36605), October 19, 2021 (File No. 001-36605), and December 2, 2021 (File No. 001-36605), and the Company’s Quarterly Report on Form 10-Q, filed with the Commission on February 10, 2022 (File No. 001-36605).

c.	The description of the Registrant’s common stock contained in its Information Statement, filed as Exhibit 99.1 to the Registrant’s Form 10 filed with the Commission on August 22, 2014 (File No. 001-36605) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit No.	Exhibit

4.1	Third Amended and Restated Articles of Incorporation of Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed with the Commission on February 9, 2021, File No. 001-36605)
4.2	Amended and Restated Bylaws of Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Commission on February 4, 2021, File No. 001-36605)
4.3	Form of Specimen Certificate for Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8 filed with the Commission on January 30, 2015, File No. 333-201792)
4.4	Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of Amendment No. 1 to the Company’s Registration Statement on Form 10 filed with the Commission on October 2, 2014, File No. 001-36605)
4.5	First Amendment to the Patriot Transportation Holding, Inc, 2014 Equity Incentive Plan (incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-8 filed with the Commission on May 13, 2019, File No. 333-231421)
4.6*	Second Amendment to Patriot Transportation Holding, Inc. Equity Incentive Plan
5.1	Opinion and consent of Nelson Mullins Riley & Scarborough LLP (incorporated by reference to Exhibit 5.1 of the Company’s Registration Statement on Form S-8 filed with the Commission on May 15, 2020, File No. 333-238294)
23.1*	Consent of Hancock Askew & Co., LLC, Independent Registered Public Accounting Firm
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (incorporated by reference to Exhibits 5.1 and 23.2 of the Company’s Registration Statement on Form S-8 filed with the Commission on May 15, 2020, File No. 333-238294)
24.1	Power of Attorney (contained in the signature page of the Company’s Registration Statement on Form S-8 filed with the Commission on May 15, 2020, File No. 333-238294)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida effective this 11th day of February 2022.

PATRIOT TRANSPORTATION HOLDING, INC.

By: /s/Robert E. Sandlin
Robert E. Sandlin
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated effective this 11th day of February 2022.

Signature	Title

/s/Robert E. Sandlin	President, Chief Executive Officer and Director
Robert E. Sandlin	(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Third Amended and Restated Articles of Incorporation of Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed with the Commission on February 9, 2021, File No. 001-36605)
4.2	Amended and Restated Bylaws of Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Commission on February 4, 2021, File No. 001-36605)
4.3	Form of Specimen Certificate for Patriot Transportation Holding, Inc. (incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8 filed with the Commission on January 30, 2015, File No. 333-201792)
4.4	Patriot Transportation Holding, Inc. 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of Amendment No. 1 to the Company’s Registration Statement on Form 10 filed with the Commission on October 2, 2014, File No. 001-36605)
4.5	First Amendment to the Patriot Transportation Holding, Inc, 2014 Equity Incentive Plan (incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-8 filed with the Commission on May 13, 2019, File No. 333-231421)
4.6*	Second Amendment to Patriot Transportation Holding, Inc. Equity Incentive Plan
5.1	Opinion and consent of Nelson Mullins Riley & Scarborough LLP (incorporated by reference to Exhibit 5.1 of the Company’s Registration Statement on Form S-8 filed with the Commission on May 15, 2020, File No. 333-238294)
23.1*	Consent of Hancock Askew & Co., LLC, Independent Registered Public Accounting Firm
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (incorporated by reference to Exhibits 5.1 and 23.2 of the Company’s Registration Statement on Form S-8 filed with the Commission on May 15, 2020, File No. 333-238294)
24.1	Power of Attorney (contained in the signature page of the Company’s Registration Statement on Form S-8 filed with the Commission on May 15, 2020, File No. 333-238294)

* Filed herewith